Exhibit 10.1
(excerpted from May 13, 2005 Proxy Statement)

Description of the 2005 Equity Incentive Plan

The 2005 Equity Incentive Plan would govern grants of stock-based awards to employee and director participants awarded after May 2, 2005. Whether or not the 2005 Equity Incentive Plan is approved, the 1996 and 1997 Stock Option Plans will remain in effect. If the 2005 Equity Incentive Plan is approved, a maximum of 2.0 million shares of Common Stock will be reserved for issuance under the 2005 Equity Incentive Plan. As of April 29, 2005, options for 560,573 shares remain available for grant under the 1996 and 1997 Stock Option Plans, as amended by stockholders in 2004. If the 2005 Equity Incentive Plan is approved, the Compensation Committee will not grant any additional options under the 1996 and 1997 Stock Option Plans and the number of shares reserved under the 1996 and 1997 Stock Option Plans will be reduced to approximately 3,987,119 shares to cover the number of options outstanding under such plans as of April 29, 2005.

Based on the recommendation of the Compensation Committee, the Board of Directors has unanimously approved the 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan is designed to support the Company's long-term business objectives in a manner consistent with our executive compensation philosophy. The Board of Directors believes that by allowing the Company to continue to offer its key employees and directors long-term, performance-based compensation through the 2005 Equity Incentive Plan, the Company will promote the following key objectives:

• aligning the interest of employees with those of the stockholders through increased employee ownership of the Company; and

• attracting, motivating and retaining experienced and highly qualified employees who will contribute to the Company's financial success.

The 2005 Equity Incentive Plan provides for a variety of equity award vehicles to maintain flexibility. The 2005 Equity Incentive Plan will permit the grant of stock options, stock appreciation rights, restricted stock awards, deferred stock awards and performance awards (collectively referred to as "incentive awards"). Stock options are the only equity awards currently available to employees and directors under the 1996 and 1997 Stock Option Plans.

Key employees and directors of the Company and its subsidiaries are eligible to receive incentive awards under the 2005 Equity Incentive Plan. The relative mix of equity compensation to total compensation increases in relation to a participant's role in influencing stockholder value.

The 2005 Equity Incentive Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to stock options and stock appreciation rights under the 2005 Equity Incentive Plan that are intended to qualify as "performance-based compensation" under Code Section 162(m). Also, in order to meet Code Section 162(m) requirements, the 2005 Equity Incentive Plan provides limits on the number and type of shares that any one participant may receive during any calendar year, as described below.

The following is a summary of the 2005 Equity Incentive Plan. The full text of the 2005 Equity Incentive Plan is attached to this Proxy Statement as Exhibit A, and the following summary is qualified in its entirety by reference to this Exhibit.

Plan Administration

The selection of potential participants in the 2005 Equity Incentive Plan, the level of participation of each participant and the terms and conditions of all incentive awards shall be determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an "independent director" for purposes of the Company's Corporate Governance Guidelines, the Compensation Committee's Charter and the NASD listing requirements. The Compensation Committee shall consist of two or more directors of the Company, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three Directors, each meeting the independence criteria.

The Compensation Committee shall have full power and authority to administer and interpret the 2005 Equity Incentive Plan. Determinations of the Compensation Committee as to any question which may arise with respect to the interpretation of the provisions of the 2005 Equity Incentive Plan and incentive awards granted thereunder shall be final. The Committee may take any action with regard to the 2005 Equity Incentive Plan as it shall deem desirable to effectuate the plan's purpose, so long as said actions are not inconsistent with the provisions of the 2005 Equity Incentive Plan. The Compensation Committee may authorize and establish such rules, regulations and revisions as it may deem advisable to make the 2005 Equity Incentive Plan and incentive awards granted thereunder effective or provide for their administration.

Limitations on Plan Awards

If the 2005 Equity Incentive Plan is approved, the Board of Directors will reserve a maximum of 2.0 million shares for issuance pursuant to stock options, stock appreciation rights, restricted stock awards, deferred stock awards and performance awards under the 2005 Equity Incentive Plan. A participant may receive multiple incentive awards under the 2005 Equity Incentive Plan. A maximum of 500,000 shares may be granted under the 2005 Equity Incentive Plan to an individual pursuant to stock options and stock appreciation rights awarded during any calendar year.

Eligibility and Participation

Key employees and directors of the Company and its subsidiaries qualify as potential participants under the 2005 Equity Incentive Plan. The selection of potential participants, the level of participation of each participant and the terms and conditions of all incentive awards shall be determined by the Compensation Committee in its sole discretion, subject, however, to the terms and conditions of the 2005 Equity Incentive Plan. Non-employee directors shall only be eligible to receive stock appreciation rights under the 2005 Equity Incentive Plan.

Types of Plan Awards

As described in the Compensation Committee Report, the Company's current equity compensation awards to employees and directors are only comprised of stock options. The 2005 Equity Incentive Plan would provide for a variety of other equity incentives to preserve flexibility. The incentive awards that may be issued under the 2005 Equity Incentive Plan are described below.

Stock Options

The number of stock options granted to a participant shall be determined by the Compensation Committee in its sole discretion and shall be reflected in an option agreement between the participant and the Company. The price per share of the shares to be purchased pursuant to the exercise of any option shall be fixed by the Compensation Committee at the time of the grant; provided, however, that in no event shall the purchase price be less than 100% of the fair market value of a share on the date of the grant of the option.

Stock options granted under the 2005 Equity Incentive Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The maximum number of shares of Common Stock that may be subject to incentive stock options granted to an individual in a given year is 500,000. No option which is intended to qualify as an incentive stock option shall be granted under the 2005 Equity Incentive Plan to any person who, at the time of such grant, is not an employee of the Company or a subsidiary thereof.

No option which is intended to qualify as an incentive stock option may be granted under the 2005 Equity Incentive Plan to any employee who, at the time the option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price under such option is at least 110% of the Fair Market Value of a share on the date such option is granted and the duration of such option is not more than five (5) years.

The duration of any option granted under the 2005 Equity Incentive Plan shall be fixed by the Compensation Committee at the time of grant; provided, however, that no option shall remain in effect for a period of more than ten (10) years from the date upon which it is granted. The vesting schedule of any option shall be fixed by the Compensation Committee at the time of grant. Notwithstanding the foregoing, all or any part of any remaining unexercised options granted to a participant under the 2005 Equity Incentive Plan may generally be exercised under the following occasions: (a) upon the holder's retirement from the Company on or after his or her 65th birthday; (b) upon the disability or death of the holder; (c) upon a change in control of the Company as defined in the 2005 Equity Incentive Plan; or (d) upon special circumstances or events which, in the opinion of the Compensation Committee, merit special consideration.

Stock Appreciation Rights

A stock appreciation right entitles the participant, upon settlement, to receive a number of shares of Common Stock equal to (a) the product obtained by multiplying (1) the excess of the fair market value of a share of our Common Stock on the date of settlement over the base price of the right, by (2) the applicable number of shares of Common Stock subject to the right that has been exercised, divided by (b) the fair market value of a share of our Common Stock on the date of settlement. Stock appreciation rights may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Common Stock on the date of grant. Under the 2005 Equity Incentive Plan, stock appreciation rights are generally subject to the same vesting, exercise and duration conditions set forth above for stock options.

The Compensation Committee, in its sole discretion, may limit the amount payable upon the exercise of a stock appreciation right. Any such limitation shall be determined as of the date of grant and shall be reflected in an agreement between the participant and the Company.

Restricted Stock Awards

A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of the Company's stockholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant. All restricted stock awards shall be evidenced by an agreement between the participant and the Company.

As set forth in the 2005 Equity Incentive Plan, all restrictions to which a restricted stock award is subject shall lapse (a) upon the holder's retirement from the Company on or after his or her 65th birthday; (b) upon the disability or death of the holder; (c) upon a change in control of the Company as defined in the 2005 Equity Incentive Plan; or (d) upon special circumstances or events which, in the opinion of the Compensation Committee, merit special consideration.

Deferred Stock Awards

A deferred stock award entitles the participant to receive Common Stock at the end of a specified deferral period. The Compensation Committee shall have the sole discretion to establish restrictions on a deferred stock award at the time of the grant, including the applicable deferral period. Other restrictions may include continued service requirements, performance requirements, or both. A deferred stock award shall be evidenced by an agreement executed on behalf of the Company and the participant. All restrictions to which a deferred stock award is subject shall lapse under the same circumstances set forth above under Restricted Stock Awards.

Performance Awards

The Compensation Committee shall have the authority to grant a participant a performance award. The value of the performance award may be linked to the market value, book value, net profits or other measure of the value of a share of Common Stock, or other specific performance criteria determined by the Compensation Committee. The terms and conditions of a performance award shall be determined by the Compensation Committee in its sole discretion at the time of the grant and as set forth in the applicable performance award agreement.

Grants of Stock Appreciation Rights to Eligible Directors

Each eligible non-employee director of the Company who is initially elected to the Board of Directors of the Company shall be granted 15,000 stock appreciation rights on the date of his or her initial election to the Board of Directors. On the last day of each fiscal year of the Company, each eligible non-employee director shall be granted an additional 6,000 stock appreciation rights. The stock appreciation rights granted on the last day of the fiscal year shall be prorated for directors who are initially elected during the given fiscal year.

Termination of Employment or Service

Unless otherwise provided in a participant's employment and/or other agreement, unexercised options and/or rights granted under the 2005 Equity Incentive Plan will terminate immediately upon the cessation or termination of the participant's employment or service with the Company. However, upon a cessation or termination of employment of service without cause, the participant shall have ninety (90) days within which to exercise any unexercised options and/or rights that the participant could have exercised on the day on which such employment or service was terminated, provided that such exercise be accomplished prior to the expiration of the term of the unexercised option and/or right. Notwithstanding the foregoing, if the cessation of employment or service is due to disability or death, the holder or the representative of the participant's estate shall have, for at least a period of one (1) year, the privilege of exercising options and/or rights which are vested but unexercised at the time of disability or death.

Unless otherwise provided in a participant's employment agreement, the Compensation Committee shall determine in its sole discretion at the time of grant of a restricted stock award, deferred stock award and/or performance award, the affect, if any, that a termination of a participant's employment or service with the Company shall have on the award. Any and all terms and conditions regarding termination, if any, shall be set forth in the applicable award agreement. Notwithstanding the foregoing, a participant's interest in a restricted stock award, deferred stock award and/or performance award shall terminate immediately upon termination for cause.

Limited Transferability

All stock options, stock appreciation rights, restricted stock awards, deferred stock awards, performance awards and all other rights under the 2005 Equity Incentive Plan are non-transferable and non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an award or right may be permitted to exercise them. Options and rights may be exercised or surrendered during the participant's lifetime only by the participant.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Common Stock, appropriate and equitable adjustments may be made to the number and kind of shares of Common Stock available for grant, the maximum limitations under the 2005 Equity Incentive Plan and the number and kind of shares of Common Stock or other rights and prices under outstanding incentive awards.

Term, Modifications and Amendments

The 2005 Equity Incentive Plan will have a term of ten years expiring on April 18, 2015, unless terminated earlier by the Board of Directors. The Board of Directors may at any time and from time to time and in any respect amend or modify the Plan. The Board of Directors may seek the approval of any amendment or modification by the Company's stockholders to the extent necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ National Market or another exchange or securities market or for any other purpose. No amendment or modification of the 2005 Equity Incentive Plan may adversely affect any outstanding incentive award without the consent of the participant or the permitted transferee of the award. Any material amendment by the Board of Directors or Compensation Committee, including an amendment which would increase the number of shares issuable under the 2005 Equity Incentive Plan or to any individual or change the class of participants, will require the approval of the stockholders of the Company within one (1) year of such amendment.

Issuance of Shares

The Company may postpone the issuance and delivery of shares granted under the 2005 Equity Incentive Plan until (a) the admission of such shares to listing on the applicable principle securities exchange or securities trading market, and (b) the completion of registration or other qualification of the shares under any State or Federal law, rule or regulation as the Company may deem advisable. Holders of incentive awards granted under the 2005 Equity Incentive Plan shall make representations and furnish information, which in the opinion of the Company's counsel, is appropriate to permit the Company to issue shares in compliance with the provisions of the Securities Act of 1933, and the rules and regulations promulgated thereunder, or any comparable act.

Income Tax Withholding

If the Company is required to withhold any amounts by reason of Federal, State, local or foreign tax rules or regulations with respect to an incentive award granted under the 2005 Equity Incentive Plan, the Company shall be entitled to take appropriate action in order to ensure compliance with such withholding requirements. In order to facilitate payment by the holder of an incentive award of his or her withholding obligations, the Company may, at its election, (a) deduct the appropriate withholding amount from any cash payment due to the holder, (b) require the holder to pay to the Company the appropriate withholding amount in cash, (c) permit the holder to elect to have the Company withhold a portion of the shares otherwise to be delivered with respect to the incentive award, the fair market value of which is equal to the minimum statutory withholding amount, or (d) permit the holder to elect to deliver to the Company shares already owned by the holder for at least six (6) months, the fair market value of which is equal to the appropriate withholding amount.